UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2017

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “Leap”, “we,” “us,” “our” and “Company” refer to Leap Therapeutics, Inc.

Throughout this Current Report on Form 8-K, the terms “Pre-Merger Stockholders” and “Royalty Vehicle Members” refer to HealthCare Ventures VIII, L.P., HealthCare Ventures IX, L.P., HealthCare Ventures Strategic Fund, L.P. and Eli Lilly and Company, collectively, as the context requires.

On January 23, 2017, Leap announced the completion of its previously reported merger transaction with Macrocure Ltd. (NASDAQ: MCUR) whereby a wholly owned subsidiary of Leap merged with and into Macrocure and Macrocure became a wholly owned subsidiary of Leap (the “Merger”).

Item 1.01 Entry Into a Material Definitive Agreement

Royalty Agreement and Letter Agreement

On January 23, 2017, Leap entered into a Royalty Agreement (the “Royalty Agreement”) with Leap Shareholder Royalty Vehicle, LLC, a Delaware limited liability company (the “Royalty Vehicle”) and special purpose vehicle formed for the specific purpose of entering into the Royalty Agreement, as was previously described in the Section “Royalty Agreement” beginning on page 71 of Leap’s Registration Statement on Form S-4 (File No. 333-213794) (the “Form S-4”), and the form of the Royalty Agreement was filed as Exhibit 10.6 to the Form S-4. Such description is incorporated herein by reference. The foregoing description of the Royalty Agreement does not purport to be complete and is qualified in its entirety by terms of the Royalty Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, in connection with entering into the Royalty Agreement, on January 23, 2017, Leap, the Royalty Vehicle and each of the Royalty Vehicle Members entered into a Letter Agreement (the “Letter Agreement”) outlining the tax treatment of the royalty rights subject to the Royalty Agreement. Pursuant to the Letter Agreement, the Royalty Rights shall be treated for tax purposes as having been distributed by Leap to the Royalty Vehicle Members and contributed by the Royalty Vehicle Members to the Royalty Vehicle as a capital contribution in respect of each such Royalty Vehicle Member’s membership interest in the Royalty Vehicle. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by terms of the Royalty Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On January 23, 2017, immediately prior to the consummation of the Merger, Leap entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Pre-Merger Stockholders and certain shareholders of Macrocure that were anticipated to become holders of Leap’s common stock pursuant to the Merger. The Registration Rights Agreement was previously described in the Section “Registration Rights Agreement” beginning on page 72 of the Form S-4 and the form of the Registration Rights Agreement was filed as Exhibit 4.3 to the Form S-4. Such description is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by terms of the Royalty Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Subscription Agreement

On January 23, 2017, immediately prior to the consummation of the Merger, Leap and HealthCare Ventures IX, L.P. (“HCV IX”) entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which HCV IX invested $10.0 million into Leap by purchasing 1,010,225 shares of Leap common stock at a purchase price per share of $9.90 (the “Equity Investment”). The Equity Investment was exempted from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. The Equity Investment was previously described further in the Section “Equity Investment” beginning on page 70 of the Form S-4. Such description is incorporated herein by reference. The foregoing description of the Subscription Agreement and the Equity Investment does not purport to be complete and is qualified in its entirety by such description included in the Form S-4, which is incorporated herein by reference. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by terms of the Subscription Agreement which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The Amended and Restated Stockholders’ Agreement between Leap and the Pre-Merger Stockholders, dated as of December 10, 2015 (the “Stockholders’ Agreement”), terminated, and all rights and obligations of Leap and the Pre-Merger Shareholders thereunder ceased, effective upon the execution and delivery of the Registration Rights Agreement on January 23, 2017 by virtue of the terms of the Registration Rights Agreement. The Stockholders’ Agreement was previously filed as Exhibit 4.2 to the Form S-4.

Item 2.01 Completion of Acquisition

On January 23, 2017, Leap announced the completion of the Merger. Pursuant to the Merger, each holder of ordinary shares, par value NIS 0.01 per share, of Macrocure, or ordinary shares, is entitled to receive approximately 0.1815 shares of common stock of Leap, par value $0.001 per share, or Leap common stock, per ordinary share, plus cash in lieu of a fractional share of Leap common stock based on a value of $9.90 per share of Leap common stock. The exchange ratio is based on a final net cash calculation, as of the closing, of $21.875 million.

The Merger was described further in the final prospectus, dated November 23, 2016, filed by Leap with the Securities and Exchange Commission, or SEC, on November 23, 2016 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Prospectus”). The Agreement and Plan of Merger dated as of August 29, 2016, among Leap, M-CO Merger Sub Ltd., or Merger Sub, and Macrocure is attached as Annex A to the Prospectus (the “Merger Agreement”). The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the description of the Merger Agreement in the Prospectus and the Merger Agreement attached as Annex A to the Prospectus, each of which is incorporated herein by reference.

In connection with the consummation of the Merger, Leap applied to be listed on the NASDAQ Global Market. NASDAQ approved the listing of the Leap common stock, and trading in Leap common stock commenced on January 24, 2017, under the trading symbol “LPTX”.

Macrocure has notified NASDAQ of the completion of the Merger, and trading in Macrocure’s ordinary shares on NASDAQ has ceased.   NASDAQ filed a delisting application on Form 25 with the SEC to report the delisting of the ordinary shares from NASDAQ on January 23, 2017. Macrocure furthermore expects to terminate the registration of its ordinary shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore to cease filing reports with the SEC pursuant to the Exchange Act, approximately 10 days after the closing of the Merger.

Item 3.02 Unregistered Sales of Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K under the heading “Subscription Agreement” is incorporated herein by reference.

Item 8.01.  Other Events

On January 20, 2017, Leap filed a Third Amended and Restated Certificate of Incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware in connection with the anticipated completion of the Merger on January 23, 2017.

The Restated Certificate amended and restated in its entirety the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to, among other things: (i) authorize 100,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of Leap preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors; (iv) effect a one for 19.86754 reverse stock split of the Leap common stock outstanding immediately prior to the filing of the Restated Certificate; (v) establish a classified board of directors, divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (vi) provide that, subject to the special rights of any holders of preferred shares, the directors may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a class; (vii) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an increase in the size of the board of directors, may be filled only by a vote of a majority of the directors then in office; and (viii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9. 01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

To the extent required, Leap  will provide  the financial  statements required by Item 9.01(a) on Form 8-K  by amendment to this Current  Report on Form 8-K no later than the 71st calendar day after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

To the  extent required,  Leap will  provide the  pro forma  financial statements required  by Item 9.01(b)  on  Form 8-K  by amendment  to this Current Report on Form 8-K no later than the 71st calendar day after  the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 29, 2016, among Leap, Merger Sub and Macrocure (incorporated by reference to Exhibit 2.1 to the Registrant’s registration statement on Form S-4 (File No. 333-213794) filed on September 26, 2016 and attached as Annex A to the prospectus which forms part of such registration statement)

3.1	Third Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc.

10.1	Royalty Agreement

10.2	Letter Agreement

10.3	Registration Rights Agreement

10.4	Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2017	LEAP THERAPEUTICS, INC.
(Registrant)

	By:	/s/ Christopher Mirabelli
	Name:	Christopher Mirabella
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 29, 2016, among Leap, Merger Sub and Macrocure (incorporated by reference to Exhibit 2.1 to the Registrant’s registration statement on Form S-4 (File No. 333-213794) filed on September 26, 2016 and attached as Annex A to the prospectus which forms part of such registration statement)

3.1	Third Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc.

10.1	Royalty Agreement

10.2	Letter Agreement

10.3	Registration Rights Agreement

10.4	Subscription Agreement